EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

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
Status                                      Company Name & Address                                   Percentage
                                            of Ownership

INACTIVE                                    Sklar Purchasing Corporation                             100%
                                            889 S. Matlack Street
                                            West Chester, PA   19382

INACTIVE                                    Sklar Surgical Instrument Corporation                    100%
                                            889 S. Matlack Street
                                            West Chester, PA   19382

INACTIVE                                    Ralks Ltd.                                               100%
                                            889 S. Matlack Street
                                            West Chester, PA   19382

ACTIVE                                      Sales and Marketing Specialists, Inc.                    100%
                                            889 S. Matlack Street
                                            West Chester, PA   19382


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